Exhibit 24.1

Gulf Power Company

One Energy Place

Pensacola, Florida 32520

950 444 6111

February 28, 2008

Mr. W. Paul Bowers The Southern Company 30 Ivan Allen, Jr. Blvd, N.W. Atlanta, GA 30308	Mr. Wayne Boston Southern Company Services, Inc. 241 Ralph McGill Boulevard Atlanta, GA 30308

Dear Sirs:

Gulf Power Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or statements with respect to the issuance and sale of an aggregate amount not to exceed $500,000,000 (plus any previously registered but unissued securities) of any of the following securities: Class A preferred stock, preference stock, senior notes and junior subordinated notes, or any combinaton of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements of Gulf Power Company.

Gulf Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Gulf Power Company hereby authorizes you or either of you to execute said registration statement or statements and any amendments (including post-effective amendments) thereto on its behalf as attorney-in-fact for it and its authorized officers and to file the same as aforesaid.

The undersigned directors and officers of Gulf Power Company hereby authorize you or either one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,
GULF POWER COMPANY
By /s/Susan N. Story Susan N. Story President and Chief Executive Officer

/s/C. LeDon Anchor C. LeDon Anchors	/s/Susan N. Story Susan N. Story
/s/William C. Cramer, Jr. William C. Cramer, Jr.	/s/Ronnie R. Labrato Ronnie R. Labrato
/s/Fred C. Donovan, Sr. Fred C. Donovan, Sr.	/s/Constance J. Erickson Constance J. Erickson
/s/William A. Pullum William A. Pullum	/s/Susan D. Ritenour Susan D. Ritenour
/s/Winston E. Scott Winston E. Scott

Extract from minutes of meeting of the board of directors of Gulf Power Company.

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RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers be and they are hereby authorized to give their several powers of attorney to W. Paul Bowers and Wayne Boston.

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The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Gulf Power Company, duly held on February 28, 2008, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: March 12, 2008	GULF POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary